UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☐	Soliciting Material Pursuant to §240.14a-12

RegeneRx Biopharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Allan L. Goldstein, Ph.D.
Chairman and Chief Scientific Officer
June 21, 2011
Dear Fellow Stockholder:
You are cordially invited to attend the 2011 Annual Meeting (the “Meeting”) of Stockholders of RegeneRx Biopharmaceuticals, Inc. (the “Company”), to be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, August 3, 2011, at the offices of Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190.
An important aspect of the Meeting is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon: (i) the election of six directors of the Company and (ii) the ratification of the appointment of Reznick Group, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
The Board of Directors has determined that the matters to be considered at the Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote “FOR” each of the Board of Directors’ nominees as directors specified under Proposal 1 and “FOR” the ratification of the appointment of the independent registered public accounting firm specified under Proposal 2.
I encourage you to attend the Meeting in person. Whether or not you plan to attend, please vote your shares and sign, date and return the proxy mailed to you, or vote over the telephone or the Internet as instructed in these materials as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.
Your Board of Directors and management are committed to the success of the Company and the enhancement of the value of your investment. I want to express my appreciation for your confidence and support.
Very truly yours,

Allan L. Goldstein, Ph.D.
Chairman of the Board
RegeneRx Biopharmaceuticals, Inc. | 15245 Shady Grove Road, Suite 470, Rockville, MD 20850
PHONE 301.208.9191 | FAX 301.208.9194 | WEB www.regenerx.com

2.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2
SECURITY OWNERSHIP OF
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

REGENERX BIOPHARMACEUTICALS, INC.
15245 Shady Grove Road, Suite 470
Rockville, Maryland 208150
(301) 208-9191
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 3, 2011
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, August 3, 2011 at 11:00 a.m. local time at the offices of Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190, for the following purposes:
1. To elect the Board’s six nominees for director to serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified.
2. To ratify the selection by the Audit Committee of the Board of Directors of Reznick Group, P.C. (“Reznick”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.
3. To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is June 8, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board
Bethesda, Maryland
June 21, 2011
You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy that we may mail to you, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

3.

REGENERX BIOPHARMACEUTICALS, INC.
15245 Shady Grove Road, Suite 470
Rockville, Maryland 208150
(301) 208-9191
PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
August 3, 2011
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about June 21, 2011 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after July 1, 2011.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, August 3, 2011 at 11:00 a.m. local time at the offices of Cooley LLP, One Freedom Square, Reston Town Center, 16th Floor, 11951 Freedom Drive, Reston, Virginia 20190. Directions to the Annual Meeting may be found at:
http://www.cooley.com/about/office_detail.aspx?OfficeID=000036907003.
Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on June 8, 2011 will be entitled to vote at the Annual Meeting. On this record date, there were 79,860,282 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on June 8, 2011 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on June 8, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

4.

What am I voting on?
There are two matters scheduled for a vote:
•	Election of six directors; and
•	Ratification of the selection of Reznick Group, P.C., or Reznick, by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2011.
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy on the Internet or vote by proxy using a proxy card that you may request as set forth above or that we may deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on August 2, 2011 to be counted.

•
To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time on August 2, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

5.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of June 8, 2011.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director and “For” the ratification of the appointment of Reznick as our independent registered public accounting firm for the year ending December 31, 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on the proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy or revoke my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or on the Internet.
•	You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850.
•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 21, 2012, to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. If you wish to bring a matter before the stockholders at next year’s annual meeting outside of our proxy materials and you do not notify us before May 7, 2012, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter. If you wish to nominate a director for election at next year’s annual meeting, any such nomination shall be made by notice, in writing, to the Company’s Secretary not less than 14 days, nor more than 50 days, prior to the meeting. You are also advised to review our bylaws, which contain additional requirements about advance notice of director nominations.

6.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to Proposal No. 2, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 2.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Elections of directors, even if not contested, are considered to be “non-routine.” Proposal No. 2, the vote to ratify the selection for our independent registered public accounting firm, is considered to be “routine.”
How many votes are needed to approve each proposal?
•
For the election of directors, the six nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•
To be approved, Proposal No. 2, the ratification of the appointment of Reznick as our independent registered public accounting firm for the year ending December 31, 2011, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 79,860,282 shares outstanding and entitled to vote. Thus, the holders of 39,930,142 shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

7.

PROPOSAL 1
ELECTION OF DIRECTORS
The Company’s Board of Directors currently consists of six directors. The Board of Directors approved an increase in the authorized size of the Board from five members to six members, effective as of September 1, 2010. As a result, there are six nominees for director this year. Each director to be elected and qualified will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below, other than Mr. Elsey, is currently a director of the Company who was previously elected by the stockholders. Mr. Elsey is a current director who was appointed by the Board of Directors to fill a vacancy on the Board effective as of September 2, 2010. It is the Company’s policy to encourage nominees for directors to attend the Annual Meeting. Three of our six current directors attended the 2010 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Nominees
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend that person as a nominee for director, as of the date of this proxy statement. Ages are as of June 8, 2011.
We seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge. financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board intends to maintain membership of directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the director should serve on the Board.

			Director
Name	Age	Principal Occupation/Position Held	since

Allan L. Goldstein	73	Former Chairman, Department of Biochemistry and Molecular Biology, The George Washington University School of Medicine and Health Sciences; Founder, Chairman of the Board and Chief Scientific Advisor	1982

J.J. Finkelstein	59	President and Chief Executive Officer of the Company	2002

Joseph C. McNay	77	Chairman, Chief Investment Officer and Managing Principal, Essex Investment Management Company	1987

Mauro Bove	56	Head of Corporate and Business Development and Director, Sigma-Tau Finanziaria S.p.A and certain of its affiliates	2004

L. Thompson Bowles	79	Retired, former thoracic surgeon and former Dean of Medicine and Professor of Surgery, The George Washington University School of Medicine and Health Sciences	2006

R. Don Elsey	58	Senior Vice President of Finance & Administration and Chief Financial Officer of Emergent BioSolutions, Inc.	2010

8.

Dr. Goldstein has served as the Chairman of our Board of Directors and our Chief Scientific Advisor since he founded our company in 1982. Dr. Goldstein has been a Professor of Biochemistry since 1978 and served as Chairman of the Department of Biochemistry and Molecular Biology at the George Washington University School of Medicine and Health Sciences until 2009. Dr. Goldstein is a recognized expert in the field of immunology and protein chemistry, having authored over 430 scientific articles in professional journals. He is also the inventor on over 25 issued and/or pending patents in biochemistry, immunology, cardiology, cancer and wound healing. Dr. Goldstein discovered several important compounds, including T a1, which is marketed worldwide, and Tß4, which is the basis for RegeneRx’s clinical program. Dr. Goldstein has served on the Board of Trustees of the Sabin Vaccine Institute since 2000 and on the Board of Directors of the Richard B. and Lynne V. Cheney Cardiovascular Institute since 2006. Dr. Goldstein has also done pioneering work in the area of medical education, developing distance learning programs offered through “Frontiers in Medicine,” a medical education series that Dr. Goldstein developed. The Board believes that Dr. Goldstein’s scientific expertise, industry background and prior experience as our founder all position him to make an effective contribution to the medical and scientific understanding of the Board, which the Board believes to be particularly important as we continue our Tß4 development efforts.
Mr. Finkelstein has served as our President and Chief Executive Officer and a member of our Board of Directors since 2002. Mr. Finkelstein also served as our Chief Executive Officer from 1984 to 1989 and as the Vice Chairman of our Board of Directors from 1989 to 1991. Mr. Finkelstein has worked as an executive officer and consultant in the bioscience industry for the past 30 years, including serving from 1989 to 1996 as chief executive officer of Cryomedical Sciences, Inc., a publicly-traded medical device company. Mr. Finkelstein has significant experience in developing early-stage companies. He has been responsible for the regulatory approval and marketing of several medical devices in the U.S. and abroad. Mr. Finkelstein has served on the executive committee of the Board of Directors of the Technology Council of Maryland since 2006, MdBio, Inc. since 1998 and currently chairs the MdBio Foundation, all of which are non-profit entities that support bioscience development and education in the State of Maryland. Mr. Finkelstein received a business degree in finance from the University of Texas. The Board believes that Mr. Finkelstein’s history and long tenure as our Chief Executive Officer positions him to contribute to the Board his extensive knowledge of our company and to provide Board continuity. In addition, the Board believes that his experience at prior companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board.
Mr. McNay has served as a member of our Board of Directors since 2002. He is currently Chairman, Chief Investment Officer and Managing Principal of Essex Investment Management Company, LLC, positions he has held since 1976 when he founded Essex. He has direct portfolio management responsibilities for a variety of funds and on behalf of private clients. He is also a member of the firm’s Management Board. Prior to founding Essex, Mr. McNay was Executive Vice President and Director of Endowment Management & Research Corp. from 1967. Prior to that, Mr. McNay was Vice President and Senior Portfolio Manager at the Massachusetts Company. Currently he is serving as Trustee of National Public Radio, Trustee of the Dana Farber Cancer Institute, and is a Trustee and member of the Children’s Hospital Investment Committee. He received his A.B. degree from Yale University and his M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. The Board believes that Mr. McNay’s extensive financial experience is valuable to our business and also positions him to contribute to the audit committee’s understanding of financial matters.
Mr. Bove has served as a member of our Board of Directors since 2004 and has more than 25 years of business and management experience within the pharmaceutical industry. Mr. Bove is currently the Head of Corporate & Business Development and serves on the board of Sigma-Tau Finanziaria S.p.A., the holding company of Sigma-Tau Group, a leading international pharmaceutical company, and certain Sigma-Tau affiliates, positions he has held since 1993. Sigma-Tau Finanziaria S.p.A. and its affiliates are collectively our largest stockholder. Mr. Bove has also held a number of senior positions in business, licensing and corporate development within Sigma-Tau Group, which has subsidiaries in most European countries and the United States. Mr. Bove obtained his law degree at the University of Parma, Italy, in 1980. In 1985, he attended the Academy of American and International Laws at the International and Comparative Law Center, Dallas, Texas. The Board believes that Mr. Bove’s extensive business and management experience within the pharmaceutical industry allows him to recognize and advise the Board with respect to recent industry developments.

9.

Dr. Bowles has served as a member of our Board of Directors since 2006. He retired from his career as a thoracic surgeon in 1988. Dr. Bowles served as Dean of Medicine and Professor of Surgery at The George Washington University (“GWU”) School of Medicine and Health Sciences from 1976 to 1988 and as Vice President for Medical Affairs and Executive Dean of the GWU Medical Center from 1988 to 1992. Dr. Bowles previously served as President of the National Board of Medical Examiners, a medical accrediting organization, from 1992 to 2000. He has also been a member of the National Academy of Sciences Institute of Medicine since 1988 and currently serves as a member of several other national medical societies including: The American College of Surgeons, The American Association for Thoracic Surgery, The Society of Thoracic Surgeons, The American College of Chest Physicians, The American Gerontological Society, The Society of Medical Administrators, The College of Physicians of Philadelphia, and The Washington Academy of Surgeons. Dr. Bowles has served on the editorial board of a number of medical journals, including the Journal of Medical Education and continued on as chairman of its newly revised updated version, Academic Medicine. Dr. Bowles has been President of the District of Columbia’s medical licensing board called the Healing Arts Commission (1977-1979), and was a member of the National Library of Medicine’s Board of Regents (1982-1986), chairman (1984-1986), member of the Special Medical Advisory Group of Veterans Administration (now Dept. of Veterans Affairs) 1984-1992, chairman 1992-1994. Dr. Bowles was also chairman of the National Committee on Foreign Medical Education and Accreditation, 1994-1996. Dr. Bowles received his medical degree from Duke University and his Ph.D. in higher education from New York University. The Board believes that Dr. Bowles’ distinguished medical career positions him to bring extensive medical and clinical trial experience to the Board. The Board expects that this experience will permit Dr. Bowles to provide leadership and insight as we translate our laboratory discoveries into human clinical trials and advance our product candidates through clinical development toward commercialization.
Mr. Elsey has served as a member of our Board of Directors since September 2010. He has served as senior vice president and chief financial officer of Emergent BioSolutions Inc., a publicly held biopharmaceutical company, since May 2007, and as its chief financial officer since March 2006 and Treasurer since June 2005. Mr. Elsey previously served as vice president, finance of Emergent BioSolutions from June 2005 to May 2007. He served as the director of finance and administration at IGEN International, Inc., a publicly held biotechnology company, and its successor BioVeris Corporation, from April 2000 to June 2005. Prior to joining IGEN, Mr. Elsey served as director of finance at Applera, a genomics and sequencing company, and in several finance positions at International Business Machines, Inc. He received an M.B.A. in finance and a B.A. in economics from Michigan State University. Mr. Elsey is a certified management accountant. The Board believes that Mr. Elsey’s experience as chief financial officer of a public company is particularly valuable to our business in that it positions him to contribute to our Board’s and audit committee’s understanding of financial matters.

10.

The Board of Directors Recommends
A Vote In Favor Of Each Named Nominee.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Under NYSE Amex listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Although our common stock is no longer listed on the NYSE Amex exchange, we have determined the independence of our directors using the NYSE Amex definitions of independence. Our Board consults with counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE Amex, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and our company, our senior management and our independent auditors, our Board has determined that the following four directors are independent directors within the meaning of the applicable NYSE Amex listing standards: Mr. Elsey, Mr. Bove, Mr. McNay and Dr. Bowles. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with us. Mr. Finkelstein, our President and Chief Executive Officer, and Dr. Goldstein our Chief Scientific Advisor, are not independent by virtue of their employment with us.
In determining the independence of Mr. Bove, the Board took into account the significant ownership of our common stock by Sigma-Tau and its affiliates. The Board does not believe that any of the transactions with Sigma-Tau and its affiliates described in this proxy statement has interfered or would reasonably be expected to interfere with Mr. Bove’s exercise of independent judgment in carrying out his responsibilities as a director of our company.
Board Leadership Structure
The Board has a chairman, Dr. Goldstein, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors
The Board met eight times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

11.

Information Regarding Committees of the Board of Directors
The Board has two standing committees: an Audit Committee and a Compensation Committee. The Board does not have a separate nominating and corporate governance committee. Rather, the independent members of the full Board perform the functions of a nominating and corporate governance committee. The following table provides membership and meeting information for fiscal 2010 for each of the Board’s standing committees:

Name	Audit	Compensation

R. Don Elsey	X	X
Joseph McNay	X*	X
Mauro Bove		X

L. Thompson Bowles	X	X*
Richard J. Hindin(1)	X	X
Total meetings in fiscal 2010	4	1

*	Committee Chairperson

(1)	Mr. Hindin served as the chairman of both committees until his term as a director ended on July 14, 2010.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable AMEX rules and regulations regarding “independence” and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board consists of Mr. McNay, Dr. Bowles and Mr. Elsey, with Mr. McNay acting as the Chairman of the committee. The Audit Committee meets no less than quarterly with management and our independent registered public accounting firm, both jointly and separately, has sole authority to engage and terminate the engagement of our independent registered public accounting firm, and reviews our financial reporting process on behalf of the Board. The Audit Committee met four times during the 2011 fiscal year. The Audit Committee operates under a formal written charter available on our website at www.regenerx.com.
Each member of the Audit Committee is an independent director determined in accordance with Rule 10A-3 of the Exchange Act. Furthermore, the Board has determined that Mr. McNay and Mr. Elsey qualify as “audit committee financial experts” as defined under SEC rules.
The Audit Committee pre-approves all audit and non-audit engagement fees, and terms and services. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010, with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Mr. Joseph McNay, Chairman
Mr. R. Don Elsey
Dr. L. Thompson Bowles
Compensation Committee
The Compensation Committee is composed of four directors: Dr. Bowles, Mr. McNay, Mr. Bove and Mr. Elsey, with Dr. Bowles acting as Chairman of the committee. The Compensation Committee met once during the 2011 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.regenerx.com.

12.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs, including:
•	establishment of corporate and individual performance objectives relevant to the compensation of our chief executive officer, other executive officers and Board members;

•	evaluation of performance in light of these stated objectives;
•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•	administration of our equity compensation plans and other similar plan and programs.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with certain executive officers, including the Chief Financial Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data and analyses of historical executive compensation levels and current Company-wide compensation levels.
Nominating and Corporate Governance
The Board does not have a standing nominating and corporate governance committee. Instead, the independent members of the Board, currently consisting of Messrs. Elsey, McNay and Bove and Dr. Bowles, are responsible for performing key nominating and corporate governance activities on behalf of the Board, including identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and developing and maintaining a set of corporate governance principles for the Company.
In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly held company. The Board also believes that it is essential that the Board members represent diverse viewpoints. To the extent the Board does not have sufficient information to evaluate a candidate the Board may send a questionnaire to the candidate for completion with sufficient time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, a director designated by the Board will then initiate the search, seeking input from other directors and senior management, and will also consider any nominees previously submitted by stockholders. After identifying an initial slate of candidates satisfying the qualifications set forth above, the Board will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Board will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the Annual Meeting. The independent members of the Board nominated the six directors set forth in Proposal 1 for election at the 2011 Annual Meeting.

13.

Nominations For Election To The Board
While the Board will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. The Board does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Pursuant to the Company’s bylaws, nominations for election as directors by stockholders at a meeting of stockholders called for the election of directors must be made in writing and delivered to the Company’s Secretary not less than fourteen days nor more than fifty days prior to the date of the meeting. If, however, notice of the meeting is given to stockholders less than twenty-one days prior to the meeting, the nominations must be received by the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each such notice shall set forth, with respect to each nominee, (i) his or her name, age, business address and, if known, residence address, (ii) his or her principal occupation or employment, and (iii) the number of shares of stock of the Company beneficially owned by the nominee. As of the date of this proxy statement, the Company has not received any such nominations from stockholders in connection with the Annual Meeting.
Stockholder Communications With The Board Of Directors
The Company has established procedures for its security holders to communicate directly with the Board on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the individual indicated.
Code Of Ethics
We have adopted a corporate code of conduct and ethics that applies to all of our employees, officers and directors, as well as a separate code of ethics that applies specifically to our principal executive officer and principal financial officer. The corporate code of conduct and ethics and the code of ethics for our principal executive and financial officers are available on our corporate website at www.regenerx.com. If we make any substantive amendments to the corporate code of conduct and ethics or the code of ethics for our principal executive and financial officers, or grant any waivers from a provision of these codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

14.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Reznick Group, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Reznick has audited the Company’s financial statements since 2000. Representatives of Reznick are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Reznick as the Company’s independent auditors. However, the Audit Committee is submitting the selection of Reznick to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Reznick. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2010 and 2009 by Reznick Group, P.C., our independent registered public accounting firm. All such fees described below were approved by the audit committee.

	2010	2009

Audit fees	$77,453	$76,000

Audit-related fees	—	—

Tax fees(1)	22,053	25,000

All other fees	—	—

Total Fees	$99,506	$101,000

(1)	Tax fees include the preparation and filing of our corporate federal and state income tax returns.
Pre-Approval Policies and Procedures
Our audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Reznick Group, P.C. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. On a periodic basis, the independent registered public accounting firm reports to the audit committee on the status of actual costs for approved services against the approved amounts.
The audit committee has determined that the rendering of the services other than audit services by Reznick Group P.C. is compatible with maintaining that firm’s independence.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

15.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of June 8, 2011 by (i) each director; (ii) each of the named executive officers; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. The address for all directors and executive officers is c/o RegeneRx Biopharmaceuticals, Inc., 15245 Shady Grove Road, Suite 470, Rockville, MD 20850.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total

5% Stockholders:

Entities affiliated with Sigma-Tau Finanziaria, S.p.A. Via Sudafrica, 20, Rome, Italy 00144	35,404,785	(2)	41.5%

Named Executive Officers and Other Directors:

J.J. Finkelstein	2,424,636	(3)	3.0%
Allan L. Goldstein	1,983,413	(4)	2.5%
Joseph C. McNay	1,553,385	(5)	1.9%
Mauro Bove	213,405	(6)	*
L. Thompson Bowles	141,093	(7)	*
R. Don Elsey	—		—
C. Neil Lyons	463,603	(8)	*
David R. Crockford	470,875	(7)	*

All directors and executive officers as a group (8 persons)	7,250,410	(9)	8.7%

*	Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 79,860,282 shares of common stock outstanding on June 8, 2011, as described further in these footnotes, adjusted as required by rules promulgated by the Securities and Exchange Commission (the “SEC”).

(2)
Consists of 984,615 shares of common stock held of record by Sigma-Tau Finanziaria, S.p.A. (“Sigma-Tau”); 12,931,111 shares of common stock held of record and 959,851 shares of common stock issuable upon exercise of warrants held by Defiante Farmaceutica S.A. (“Defiante”), a subsidiary of Sigma-Tau, that are exercisable within 60 days of June 8, 2011; 6,348,878 shares of common stock held of record and 1,747,004 shares of common stock issuable upon exercise of warrants held by Taufin International S.A. (“Taufin”), an entity wholly owned by Taufin SPA, which is owned directly by the estate of Claudio Cavazza, who directly and indirectly owns 57% of Sigma-Tau, that are exercisable within 60 days of June 8, 2011; and 9,711,407 shares of common stock held of record and 2,715,919 shares of common stock issuable upon exercise of warrants held by Sinaf S.A. (“Sinaf”), an indirect wholly-owned subsidiary of Aptafin S.p.A., which is owned by Paolo Cavazza and members of his family, that are exercisable within 60 days of June 8, 2011. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau.

(3)
Consists of 1,377,638 shares of common stock held of record by Mr. Finkelstein and 51,000 shares of common stock held of record by Mr. Finkelstein’s minor daughter over which Mr. Finkelstein shares voting and dispositive power. Also includes 995,998 shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.

(4)	Consists of 1,336,846 shares of common stock held of record by Dr. Goldstein and 646,567 shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.

16.

(5)	Consists of 1,339,111 shares of common stock held of record by Mr. McNay and 214,274 shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.

(6)
Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011. Mr. Bove is an officer of Sigma-Tau, but he has no beneficial ownership over the reported securities as he has no voting or dispositive power with respect to the securities held by Sigma-Tau and its affiliates described in Note 2 above.

(7)	Consists of shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.

(8)	Consists of 30,000 shares of common stock held of record by Mr. Lyons and 433,603 shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.

(9)	Consists of 4,134,595 shares of common stock held of record and 3,115,815 shares of common stock issuable upon exercise of options exercisable within 60 days of June 8, 2011.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of their ownership of our equity securities and reports of any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and the Company is required to disclose any late filings or failures to file. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of the Company, based solely on its review of the copies of such reports furnished to the Company, and written representations that no other reports were required, the Company believes that during the past fiscal year its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

17.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2010 and 2009, compensation awarded to or paid to, or earned by, our chief executive officer and our two other most highly compensated executive officers during 2010 who were serving as executive officers at December 31, 2010. For purposes of this proxy statement, we refer to these officers as the named executive officers.
Of note, our annual rates of compensation for our named executive officers in effect at December 31, 2010 and 2009 remain the same. However, given our limited cash resources during 2009, the named executive officers other than Mr. Crockford had their annual base salaries reduced by 35% for the period from April 1 to September 30, 2009. Consequently, the salary amounts set forth in the following table may differ from the disclosed annual base salaries then in effect.
In return for the 35% salary reduction, Mr. Finkelstein and Mr. Lyons received options to purchase shares of our common stock at an exercise price of $0.57 per share. Effective October 1, 2009, their salaries were restored to the levels in effect at December 31, 2008 and, therefore, the options ceased vesting as of September 30, 2009 but remain exercisable in accordance with the terms of our stock option plan. The number of shares vested and outstanding from these option grants are set forth in the table within the “Outstanding Equity Awards at December 31, 2010” section below.

				Option	All Other
		Salary(1)	Bonus(2)	Awards(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
J.J. Finkelstein, President and	2010	299,520	—	19,396	18,425	337,341
Chief Executive Officer	2009	244,608	18,720	116,198	13,005	392,531
C. Neil Lyons,	2010	202,537	2,000	15,284	6,886	226,707
Chief Financial Officer	2009	167,093	11,140	74,395	4,999	257,627
David R. Crockford,	2010	210,223	2,000	15,284	10,321	237,828
Vice President, Clinical and Regulatory Affairs	2009	210,223	5,781	—	6,818	222,822

(1)	Reflects base salary before pretax contributions and therefore includes compensation deferred under our 401(k) plan.

(2)	Reflects the payment of discretionary bonus.

(3)	These amounts reflect the aggregate total grant date fair values (computed in accordance with FASB ASC Topic 718) of options granted to executives during the respective fiscal years.

(4)	Primarily reflects our match of executive compensation deferrals into our 401(k) plan, along with supplemental life and disability insurance premiums. None of the individual items exceeded $10,000.

18.

Outstanding Equity Awards at December 31, 2010
The following table shows certain information regarding outstanding equity awards at December 31, 2010 for the named executive officers, all of which were stock options.

	Number of
	Shares	Number of Shares
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options (#)	Options (#)	Exercise Price	Option
Name	Exercisable	Unexercisable	($)	Expiration Date	Note

Mr. Finkelstein	500,000	—	0.33	1/1/2012
	100,000	—	3.21	4/1/2015
	93,750	31,250	2.34	3/15/2014	(1)
	62,500	62,500	1.15	4/15/2015	(1)
	114,748	—	0.57	4/10/2019
	31,250	93,750	0.76	10/11/2016	(1)
	—	125,000	0.27	07/14/2017	(1)
Mr. Lyons	166,667	33,333	3.10	4/7/2015	(2)
	56,250	18,750	2.34	3/15/2014	(1)
	37,500	37,500	1.50	6/15/2015	(1)
	77,728	—	0.57	4/10/2019
	18,750	56,250	0.76	10/11/2016	(1)
	—	98,500	0.27	07/14/2017	(1)
Mr. Crockford	15,000	—	1.07	7/1/2013
	125,000	—	0.86	1/1/2014
	100,000	—	3.21	4/1/2015
	25,000	—	3.82	5/25/2015
	37,500	12,500	2.15	1/16/2014	(1)
	56,250	18,750	2.34	3/15/2014	(1)
	37,500	37,500	1.15	4/15/2015	(1)
	—	98,500	0.27	07/14/2017	(1)

(1)	This option vests in equal installments on the first four anniversaries of the grant date. In each case these options were granted seven years prior to the listed expiration dates.

(2)	This option vests in equal installments on the first six anniversaries of the grant date, which was April 7, 2005.
Employment Agreements; Potential Payments Upon Termination or Change in Control
We are party to written employment agreements with our named executive officers. These employment agreements contain severance and other provisions that may provide for payments to the named executive officers following termination of employment with us in specified circumstances. The following is a summary of the material terms of these employment agreements with our named executive officers.
J.J. Finkelstein. We entered into an employment agreement with Mr. Finkelstein in January 2002 for him to serve as our president and chief executive officer. Mr. Finkelstein’s employment agreement had an initial three-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Finkelstein elect not to renew it. This agreement was amended and restated during 2008 and again in 2009. Mr. Finkelstein’s annual base salary is $299,520. Mr. Finkelstein’s salary may not be adjusted downward without his written consent, except in a circumstance which is part of a general reduction or other concessionary arrangement affecting all employees or affecting senior executive officers. Mr. Finkelstein is also eligible to receive an annual bonus in an amount established by the Board and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also provide him with $5 million in life and disability insurance.

19.

Mr. Finkelstein is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Finkelstein’s employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Finkelstein and us.
In the event that Mr. Finkelstein’s employment is terminated by us without “cause” or by Mr. Finkelstein for “good reason,” each as defined in his employment agreement, or if Mr. Finkelstein voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Finkelstein’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Finkelstein will be entitled to receive (i) a lump sum severance payment equal to his annual base salary then in effect (or if his base salary is less than the amount in effect as of March 31, 2009, the base salary in effect as of March 31, 2009), plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Finkelstein’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2010, he would have been entitled to receive a lump sum payment of $299,520, less taxes and withholdings, plus continuation of healthcare benefits with a value of $9,204.
In addition, if Mr. Finkelstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Mr. Finkelstein’s employment agreement, then the unvested portion of Mr. Finkelstein’s options outstanding as of December 31, 2010 would accelerate in full.
C. Neil Lyons. We entered into an employment agreement with Mr. Lyons in April 2007 for him to serve as our chief financial officer. Mr. Lyons’ employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Lyons elect not to renew it. The agreement was amended and restated during 2008 and again in 2009. Under the employment agreement, as amended to date, Mr. Lyons’ base salary is $202,537. Mr. Lyons is also eligible to receive an annual bonus in an amount established by the Board and chief executive officer and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also reimburse Mr. Lyons for two-thirds of his annual term life insurance premium, for term life insurance coverage not to exceed two times his annual base salary.
Mr. Lyons is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Lyons’ employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Lyons and us.
In the event that Mr. Lyons’ employment is terminated by us without “cause” as defined in his employment agreement, or if Mr. Lyons voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Lyons’ entering into and not revoking a release of claims in a form acceptable to us, Mr. Lyons will be entitled to receive (i) severance payments equal to his annual base salary then in effect, plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Lyons’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2010, he would have been entitled to receive severance payments of $202,537, less taxes and withholdings, plus continuation of healthcare benefits with a value of $17,844.
In addition, if Mr. Lyons’ employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Mr. Lyons’ employment agreement, then the unvested portion of Mr. Lyons’ options outstanding as of December 31, 2010 would accelerate in full.

20.

David R. Crockford. We entered into an employment agreement with Mr. Crockford in March 2005 for him to serve as our vice president of clinical and regulatory affairs. Mr. Crockford’s employment agreement had an initial one-year term, which is automatically renewed for additional one-year periods unless either we or Mr. Crockford elect not to renew it. The agreement was amended and restated during 2008 and again in 2009. Under the employment agreement, as amended to date, Mr. Crockford’s base salary is $210,223. Mr. Crockford is also eligible to receive an annual bonus in an amount established by the Board and chief executive officer and is entitled to participate in and receive all standard employee benefits and to participate in all of our applicable incentive plans, including stock option, stock, bonus, savings and retirement plans. We also reimburse Mr. Crockford for two-thirds of his annual term life insurance premium, for term life insurance coverage not to exceed two times his annual base salary.
Mr. Crockford is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our Board or the compensation committee thereof. All vested options are exercisable for a period of time following any termination of Mr. Crockford’s employment as may be set forth in the applicable benefit plan or in any option agreement between Mr. Crockford and us.
In the event that Mr. Crockford’s employment is terminated by us without “cause” as defined in his employment agreement, or if Mr. Crockford voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Mr. Crockford’s entering into and not revoking a release of claims in a form acceptable to us, Mr. Crockford will be entitled to receive (i) severance payments equal to his annual base salary then in effect, plus (ii) any earned bonus, and (iii) if he timely elects and remains eligible for continuation of healthcare benefits, that portion of the continued healthcare premiums that we were paying prior to the date of termination for a period of 12 months, in each case less applicable taxes and withholdings. If Mr. Crockford’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2010, he would have been entitled to receive severance payments of $210,223, less taxes and withholdings, plus continuation of healthcare benefits with a value of $15,324. In addition, upon a “change in control,” all of Mr. Crockford’s unvested options will accelerate in full, but there is no such acceleration upon a termination without cause.
Post-Employment Compensation
We do not maintain any plans providing for payment or other benefits at, following, or in connection with retirement other than a 401(k) plan made available to all employees. In addition, we do not maintain any non-qualified deferred compensation plans.
2010 Director Compensation
The following table sets forth certain information for the fiscal year ended December 31, 2010 with respect to the compensation of our directors. Mr. Finkelstein’s compensation is disclosed in the Summary Compensation Table above, and he does not receive any additional compensation for his service as a director. Dr. Goldstein is an employee of our company and his compensation as an employee is set forth in the table below. He does not receive any additional compensation for his service as a director.
Each non-employee director is eligible to receive an annual cash retainer of $13,905. The chairman of each of our audit committee and compensation committee is eligible to receive a supplemental annual cash retainer of $10,300. Mr. McNay currently serves as the chairman of the audit committee and Dr. Bowles currently serves as the chairman of the Compensation Committee.
Directors also receive $1,288 for each Board meeting attended in person and $412 for each Board meeting attended by telephone. Additionally, members of each committee of the Board are eligible to receive $515 for each committee meeting attended, whether in person or by telephone. We also reimburse directors for expenses incurred in attending meetings of the Board and its committees and other events attended on our behalf and at our request.
Additionally, non-employee directors receive a nonqualified stock option under our equity incentive plan to purchase 20,000 shares of common stock upon their re-election as a director at each annual meeting of stockholders. Newly elected or appointed non-employee directors receive a nonqualified stock option to purchase 40,000 shares of common stock. All options granted to directors under this policy vest over four years, with 25% of the shares underlying the option vesting on the first through fourth anniversaries of the date of grant.

21.

Director Compensation for Fiscal 2010

	Fees Earned
	or Paid	Option	All Other
	in Cash	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Allan Goldstein, Ph.D.	—	15,284	187,460	(2)	202,744
R. Don Elsey	7,726	6,403	—		14,129
L. Thompson Bowles M.D., Ph.D.	28,017	3,103	—		31,120
Joseph McNay	25,028	3,103	—		28,131
Mauro Bove	17,303	3,103	—		20,406
Richard Hindin (3)	21,836	—	—		21,836

(1)
These amounts reflect the aggregate total grant date fair values (computed in accordance with FASB ASC Topic 718) of options granted to directors during 2010. Options held by each director as of December 31, 2010 are as follows:

Number of
Shares
Underlying
Options
Allan Goldstein, Ph.D.	795,442
R. Don Elsey	40,000
L. Thompson Bowles M.D., Ph.D.	174,843
Joseph McNay	248,024
Mauro Bove	247,155

(2)
In addition to being Chairman of our Board of Directors, Dr. Goldstein also serves as our Chief Scientific Advisor. In this capacity, Dr. Goldstein received a base salary of $187,460 for 2010. Under Dr. Goldstein’s employment agreement, in the event that his employment is terminated by us without “cause,” as defined in his employment agreement, or if he voluntarily terminates his employment within 12 months following a “change in control,” as defined in his employment agreement, then in each case, subject to Dr. Goldstein’s entering into and not revoking a release of claims in a form acceptable to us, Dr. Goldstein will be entitled to receive a lump sum severance payment equal to his annual base salary then in effect, plus any earned bonus as of the date of termination, in each case less applicable taxes and withholdings. Dr. Goldstein is not entitled to receive any continuing health and welfare benefits as part of our severance obligation to him. If Dr. Goldstein’s employment had been terminated for any of the reasons described in this paragraph as of December 31, 2010, he would have been entitled to receive a lump sum payment of $187,460, less taxes and withholdings. Dr. Goldstein is eligible to receive options to purchase common stock under our equity incentive plans. The decision to grant any such options and the terms of such options are within the discretion of our the Board or the compensation committee. In addition, if Dr. Goldstein’s employment is terminated without “cause,” or if there is a “change in control” event, in each case as defined in either the applicable benefit plan or in Dr. Goldstein’s employment agreement, then the unvested portion of Dr. Goldstein’s options would accelerate in full. All vested options are exercisable for a period of time following any termination of Dr. Goldstein’s employment as may be set forth in the applicable benefit plan or in any option agreement between Dr. Goldstein and us.

(3)	Mr. Hindin’s term as a director ended in July 2010.

22.

TRANSACTIONS WITH RELATED PERSONS
Since January 1, 2009, we have entered into four financing transactions in which affiliates of Sigma-Tau Finanziaria S.p.A., or Sigma-Tau, have participated as described below. Mauro Bove, one of our directors, is an officer of Sigma-Tau. Each of the private placement financing transactions was approved by our Board of Directors and our audit committee, following disclosure of Mr. Bove’s potential interests in the transaction in his capacity as a representative of Sigma-Tau.
On April 30, 2009, pursuant to a Securities Purchase Agreement (the “April 2009 Purchase Agreement”) between us and Chaumiere Consultadoria e Servicos SDC Unipessoal LDA (“Chaumiere”), Chaumiere purchased 1,052,631 shares of common stock for a purchase price of $0.57 per share in a private placement. The April 2009 Purchase Agreement provides that (i) Chaumiere may not transfer the shares through April 30, 2012, except for transfers to Affiliates (as defined therein) and (ii) we, rather than Chaumiere, have all voting rights in respect to any shares issued under the April 2009 Purchase Agreement through April 30, 2012. In consideration for the purchase of such shares, on April 30, 2009, we issued a fully vested warrant to Chaumiere to purchase 263,158 shares of common stock, exercisable at a price of $0.91 per share, in whole or in part, at any time and from time to time until April 30, 2012.
Chaumiere was a direct wholly-owned subsidiary of Sinaf S.A. (“Sinaf”) and an indirect wholly-owned subsidiary of Aptafin S.p.A. (“Aptafin”). Aptafin is owned by Paolo Cavazza and members of his family. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau.
On October 15, 2009, pursuant to a Securities Purchase Agreement (the “October 2009 Purchase Agreement”) between us and Chaumiere, Chaumiere purchased 1,219,512 shares of common stock and warrants to purchase 609,756 shares of our common stock for a purchase price of $0.82 per share in a private placement. In consideration for the purchase of such shares, on October 15, 2009, we issued a warrant to Chaumiere to purchase 609,756 shares of common stock, exercisable at a price of $1.12 per share, in whole or in part, at any time from April 15, 2010 until September 30, 2014.
On May 21, 2010, we completed a public offering of units, consisting of shares of our common stock and warrants to purchase common stock. Sinaf purchased 240,000 units, consisting of 240,000 shares of common stock and warrants to purchase 96,000 shares of our common stock, for a purchase price of $0.41 per unit, in the public offering on the same terms and conditions as other investors participating in the public offering.
On June 29, 2010, Inverlochy-Consultadoria e Servicos (S.U.) LDA, (“Inverlochy”), an entity wholly owned by the estate of Claudio Cavazza, who directly and indirectly owns 57% of Sigma-Tau, merged with and into Taufin International S.A. (“Taufin”). Taufin is owned directly by the estate of Claudio Cavazza. Claudio Cavazza is the deceased brother of Paolo Cavazza. As a result of the merger, Taufin became the direct beneficial owner of the warrants and shares of common stock owned by Inverlochy immediately prior to the merger. Also on June 29, 2010, Chaumiere merged with and into Sinaf, and Sinaf thereby became the direct beneficial owner of the warrants and shares of common stock owned by Chaumiere immediately prior to the merger.
On January 7, 2011, we issued 925,926 shares of common stock to Defiante Farmaceutica S.A. (“Defiante”), a subsidiary of Sigma-Tau, as well as, 1,296,296 shares to Taufin and 1,296,297 shares to Sinaf, all at a purchase price of $0.27 per share in a private placement. We also issued warrants to each of Defiante, Taufin and Sinaf to purchase 370,370 shares, 518,518 shares and 518,519 shares of our common stock, respectively, at an exercise price of $0.38 per share. The warrants will be exercisable on July 7, 2011 and thereafter until January 7, 2016. We also entered into an agreement with Defiante, Taufin and Sinaf to amend the terms of certain warrants held by them. Under the warrant amendment, all outstanding warrants held by Defiante, Taufin and Sinaf that were issued between March 2006 and December 2008, exercisable for an aggregate of 3,046,453 shares of common stock and with exercise prices between $1.60 per share and $4.06 per share, were amended to reduce their exercise prices to $0.38 per share and to extend their expiration dates to December 31, 2011.

23.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to the Company’s Secretary at 15245 Shady Grove Road, Suite 470, Rockville, Maryland 20850. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Allan L. Goldstein, Ph.D.
Chairman of the Board
Rockville, Maryland
June 21, 2011

24.

REGENERX BIOPHARMACEUTICALS, INC. 15245 SHADY GROVE RD, SUITE 470 ROCKVILLE, MD 20850 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. FOR the following: 1. Election of Directors Nominees 01 J.J. Finkelstein 02 Allan L. Goldstein 03 Joseph C. McNay 04 L. Thompson Bowles 05 Mauro Bove 06 R. Don Elsey The Board of Directors recommends you vote FOR the following proposal: For _____ Against _____ Abstain 2. Ratify the selection by the Audit Committee of Reznick Group, P.C., as the Independent Registered Public Accounting Firm for RegeneRx Biopharmaceuticals, Inc., for the fiscal year ending December 31, 2011. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . PROXY 2011 Annual Meeting of Stockholders-August 3, 2011 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS REGENERX BIOPHARMACEUTICALS, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on August 3, 2011 and the Proxy Statement and appoints J.J. Finkelstein and C. Neil Lyons and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of RegeneRx Biopharmaceuticals, Inc., which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2011 Annual Meeting of Stockholders to be held at the offices of Cooley LLP, One Freedom Square, 15th Floor, Reston Town Center, 11951 Freedom Drive, Reston, VA, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side of this card.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND A VOTE FOR PROPOSAL 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2. Items to be voted appear on reverse side